Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of J.B. Hunt Transport Services, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Kuhlow, Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Date: October 29, 2020	/s/ John Kuhlow
John Kuhlow
Senior Vice President Finance, Controller,
Chief Accounting Officer, and Interim
Chief Financial Officer
(Principal Financial Officer)